UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2012

SABINE PASS LNG, L.P.

(Exact name of registrant as specified in its charter)

Delaware	333-138916	20-0466069
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 Milam Street Suite 800 Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 375-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Second Amended and Restated Terminal Use Agreement

On July 31, 2012, Cheniere Energy Investments, LLC (“Cheniere Investments”), a wholly owned subsidiary of Cheniere Energy Partners, L.P. (“CQP”), assigned to Sabine Pass Liquefaction, LLC, a wholly owned subsidiary of CQP (“SPL”), all of its rights, title and interest in and to the Amended and Restated Terminal Use Agreement, dated as of November 9, 2006, as amended, with Sabine Pass LNG, L.P. (“SPLNG”). SPL and SPLNG subsequently entered into a Second Amended and Restated Terminal Use Agreement (the “Amended TUA”) to provide berthing for liquefied natural gas (“LNG”) vessels and for the unloading, storage and regasification of LNG at the Sabine Pass LNG receiving terminal. SPLNG has no obligation to provide SPL with certain services such as (i) harbor, mooring and escort services for LNG vessels, including the provision of tugboats, (ii) the transportation of natural gas downstream from the SPLNG receiving terminal or the construction of any pipelines to provide such transportation or (iii) the marketing of natural gas. In connection with the assignment, Cheniere Investments and SPL entered into a terminal use rights assignment and agreement pursuant to which Cheniere Investments has the right to use the services available to SPL under the Amended TUA and has the obligation to make the monthly payments to SPLNG as required by the Amended TUA.

Under the Amended TUA, SPL has reserved 781,830,000 million British thermal units (“MMBtu”) of annual LNG delivery or receipt capacity, which is equivalent to approximately 2.0 billion cubic feet per day of regasification capacity assuming an energy content of 1.05 MMBtu per thousand cubic feet and retainage of 2%. The term of the Amended TUA is twenty years from the commercial start date under the TUA, with up to eight additional five year extensions.

SPL is required to pay SPLNG a fixed monthly fee for capacity that is comprised of: (i) a reservation fee of $0.28 per MMBtu times 1/12 of the maximum LNG transfer quantity; (ii) an operating fee of $0.04 per MMBtu times 1/12 of the maximum LNG transfer quantity, which operating fee is adjusted annually for changes in the U.S. Consumer Price Index (All Urban Consumers); and (iii) certain other taxes and regulatory costs. Each month, SPLNG is entitled to receive a “retainage” equal to 2% of the LNG delivered for SPL’s account.

If any governmental authority (i) imposes any taxes on SPLNG (excluding taxes on revenue or income) with respect to the services provided under the Amended TUA, or the SPLNG receiving terminal or (ii) enacts any safety- or security- related regulation which materially increases SPLNG’s costs in relation to the services provided at the SPLNG receiving terminal, SPL will bear such taxes or increased regulatory costs at a rate proportional to its percentage of the right to use of the Sabine Pass LNG receiving terminal’s total capacity.

Both SPLNG and SPL may assign their respective interests under the Amended TUA to affiliates, and, as permitted by the Amended TUA, SPLNG has pledged its interest under the Amended TUA to secure its obligations under senior secured notes issued by SPLNG. In addition, SPL may make a partial assignment of its right to services under the Amended TUA (but not its rights to excess capacity described below) to non-affiliates provided that (i) the assignee agrees to be bound by the Amended TUA, (ii) SPL continues to be liable for all payments due under the Amended TUA, and (iii) SPL and the assignee designate a representative and jointly exercise all rights under the Amended TUA.

An assignment under the Amended TUA will terminate SPL’s obligations only if (i) the assignment constitutes all of SPL’s rights and obligations, (ii) the assignee agrees to assume all obligations of the assignor from inception of the Amended TUA, and (iii) the assignee demonstrates creditworthiness at the time of the assignment that is reasonably acceptable to SPLNG (and including credit standards that will be deemed acceptable).

SPL may terminate the Amended TUA if SPLNG has declared force majeure with respect to a period that has extended, or is projected to extend, for 18 months, or for reasons not excused by force majeure or SPL’s actions, if SPLNG:

•	fails to deliver at least 201,972,750 MMBtu of SPL’s total natural gas nominations in a 12-month period;

•	fails entirely to deliver or receive at least 17 cargoes nominated by SPL over a period of 90 consecutive days; or

•	fails to load or unload 53 cargoes or more scheduled for delivery by SPL for a 12-month period.

SPLNG may terminate the Amended TUA if SPL commences bankruptcy, reorganization or liquidation proceedings, or has such proceedings commenced against it.

Either party may terminate the Amended TUA with 30 days written notice if (i) a party has failed to pay when due an amount owed that causes its cumulative delinquency to exceed three times the monthly capacity reservation fee, (ii) the cumulative delinquency has not been paid within 60 days of such notice and (iii) the other party has subsequently given 30 days’ written notice to terminate the Amended TUA.

Any services at the Sabine Pass LNG receiving terminal that SPLNG is not contractually obligated to make available to any other customer and any services that any other customer elects not to use may be used exclusively by SPL without any additional charge or fee except for 2% retainage and port charges in respect of vessels entering or leaving the Sabine Pass LNG receiving terminal.

The Amended TUA provides that, at SPL’s request, SPLNG must construct a sixth LNG storage tank with a working capacity of approximately 160,000 cubic meters of LNG for the benefit of SPL as soon as possible but not later than four years after notification from SPL. SPLNG’s obligation to construct the additional LNG storage tank will be subject to its (i) receipt of all Federal Energy Regulatory Commission and other required governmental permits and approvals and (ii) obtaining financing that it considers reasonably acceptable in form and content.

The foregoing description of the Amended TUA does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, which is filed as Exhibit 10.1 to this report and incorporated herein by reference.

Amended TUA Guarantee Agreement

Pursuant to a Guarantee Agreement, dated July 31, 2012 (the “Guarantee Agreement”), 100% of SPL’s obligations during the initial 20-year term of the Amended TUA are supported by an irrevocable guaranty by CQP in favor of SPLNG.

The foregoing description of the Guarantee Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, which is filed as Exhibit 10.2 to this report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

d)	Exhibits

Exhibit Number	Description

10.1+	Second Amended and Restated Terminal Use Agreement, dated as of July 31, 2012, between Sabine Pass LNG, L.P. and Sabine Pass Liquefaction, LLC

10.2+	Guarantee Agreement, dated as of July 31, 2012, by Cheniere Energy Partners, L.P. in favor of Sabine Pass LNG, L.P.

+	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SABINE PASS LNG, L.P.

By:	Sabine Pass LNG-GP, LLC,
its general partner

Date: August 6, 2012	By:	/s/ Meg A. Gentle
	Name:	Meg A. Gentle
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1+	Second Amended and Restated Terminal Use Agreement, dated as of July 31, 2012, between Sabine Pass LNG, L.P. and Sabine Pass Liquefaction, LLC

10.2+	Guarantee Agreement, dated as of July 31, 2012, by Cheniere Energy Partners, L.P. in favor of Sabine Pass LNG, L.P.

+	Filed herewith.